SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Horizon Technology Finance Corporation

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Horizon Technology Finance Corporation

312 Farmington Avenue

Farmington, CT 06032

September 10, 2018

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Horizon Technology Finance Corporation (the “Company”) to be held on October 11, 2018 at 10:00 AM, Eastern Time, at the offices of the Company at 312 Farmington Avenue, Farmington, Connecticut 06032.

The Notice of Special Meeting of Stockholders and the Proxy Statement of the Board of Directors of the Company accompanying this letter provide an outline of the business to be conducted at the Special Meeting. At the Special Meeting, you will be asked to (1) approve the application to the Company of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), which would permit the Company to reduce the asset coverage requirements applicable to the Company from 200% to 150%, such that the Company would have a debt to equity ratio of a maximum of 2.0x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a current maximum of 1.0x (i.e., $1 of debt outstanding for each $1 of equity) (the “Asset Coverage Proposal”) and (2) to approve a new investment management agreement between the Company and Horizon Technology Finance Management LLC (“HTFM”), the Company’s investment advisor.

If the stockholders approve the Asset Coverage Proposal at the Special Meeting, the Company will be subject to the 150% asset coverage requirement effective on the date immediately following such approval. On June 7, 2018, the Board of Directors of the Company approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company, with such approval to be effective on June 7, 2019 if the stockholders do not approve the Asset Coverage Proposal at the Special Meeting.

Upon the effectiveness of reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company, which shall be the earlier to occur of (a) the date immediately following Stockholder approval of Proposal 1 and (b) June 7, 2019, the Company and HTFM intend to reduce the base management fees payable by the Company under the investment management agreement between the Company and HTFM to an annual rate of 2.00% of the Company’s gross assets, including assets acquired with the proceeds of leverage but excluding cash and cash equivalents; provided, however, that to the extent that the value of the Company’s gross assets less cash and cash equivalents exceed $250 million, and only with respect to such excess over $250 million, the base management fee will be calculated at an annual rate of 1.60% of the value of the Company’s gross assets, including assets acquired with the proceeds of leverage but excluding cash and cash equivalents.

It is very important that your shares be represented at the Special Meeting. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet. We encourage you to vote via the Internet, as it saves the Company significant time and processing costs. To vote via the Internet, access www.proxyvote.com and follow the on-screen instructions. Have your proxy card available when you access the web page. Your vote and participation in the governance of the Company are very important to us.

Sincerely yours,

/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr. Chief Executive Officer

HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, Connecticut 06032
(860) 676-8654

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 11, 2018

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Horizon Technology Finance Corporation (the “Company”) that:

A Special Meeting of Stockholders of the Company (the “Special Meeting”) will be held at the offices of the Company, located at 312 Farmington Avenue, Farmington, Connecticut 06032, on October 11, 2018 at 10:00 AM, Eastern Time, for the following purposes:

1.     To approve the application to the Company of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), which would permit the Company to reduce the asset coverage requirements applicable to the Company from 200% to 150%, such that the Company would have a debt to equity ratio of a maximum of 2.0x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a current maximum of 1.0x (i.e., $1 of debt outstanding for each $1 of equity) (the “Asset Coverage Proposal”);

2.     To approve a new investment management agreement between the Company and Horizon Technology Finance Management LLC, the Company’s investment advisor; and

3.     To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

If the Stockholders approve the Asset Coverage Proposal at the Special Meeting, the Company would be subject to the 150% asset coverage requirement effective on the date immediately following such approval. On June 7, 2018, the Board of Directors of the Company approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to Company, with such approval to be effective on June 7, 2019 if the Stockholders do not approve the Asset Coverage Proposal at the Special Meeting.

You have the right to receive notice of, and to vote at, the Special Meeting if you were a Stockholder of record at the close of business on September 4, 2018. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet. Instructions are shown on the proxy card.

We have enclosed our Proxy Statement and a proxy card. Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet. Your vote is extremely important to us. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By Order of the Board of Directors,

/s/ John C. Bombara
John C. Bombara
Secretary

Farmington, Connecticut

September 10, 2018

This is an important meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically via the Internet. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. Even if you vote your shares prior to the Special Meeting, you still may attend the Special Meeting and vote your shares in person if you wish to change your vote.

HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, Connecticut 06032
(860) 676-8654

PROXY STATEMENT
For
Special Meeting of Stockholders
To Be Held on October 11, 2018

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Stockholders (“Notice of Special Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact Horizon Technology Finance Corporation (the “Company”) at 860-676-8654.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board,” “we,” “us” or “our”) of the Company for use at the Special Meeting (the “Meeting”) of the stockholders of the Company (“Stockholders”) to be held on October 11, 2018 at 10:00 AM, Eastern Time, at the offices of Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032, and at any postponements or adjournments thereof. This Proxy Statement, along with the Notice of Special Meeting and proxy card, are being mailed to Stockholders of record as of September 4, 2018 on or about September 10, 2018.

We encourage you to vote your shares, either by voting in person at the Meeting or by voting by proxy (i.e., authorizing someone to vote your shares). Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted “FOR” each of the proposals.

You may revoke your vote on the Internet or on a proxy card at any time before it is exercised by (1) resubmitting your vote on the Internet, (2) notifying the Company’s Secretary in writing, (3) submitting a properly executed, later-dated proxy or (4) voting in person at the Meeting. Any Stockholder entitled to vote at the Meeting may attend the Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet or by mail.

Purpose of Meeting

As described in more detail in this Proxy Statement, the Meeting is being held for the following purposes:

1.     To approve the application to the Company, of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act, which would permit the Company to reduce the asset coverage requirements applicable to the Company from 200% to 150%, such that the Company would have a debt to equity ratio of a maximum of 2.0x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a current maximum of 1.0x (i.e., $1 of debt outstanding for each $1 of equity) (“Proposal 1”);

2.     To approve a new investment management agreement (the “New Management Agreement”) between the Company and Horizon Technology Finance Management LLC (“HTFM” or the “Advisor”), the Company’s investment advisor (“Proposal 2”); and

3.     To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

If the Stockholders approve Proposal 1 at the Meeting, the Company will be subject to the 150% asset coverage requirement effective on the date immediately following such approval. On June 7, 2018, the Board approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to Company, with such approval to be effective on June 7, 2019 if the Stockholders do not approve Proposal 1 at the Meeting.

Upon the effectiveness of reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company, which shall be the earlier to occur of (a) the date immediately following Stockholder approval of Proposal 1 and (b) June 7, 2019 (the “Asset Coverage Effective Date”), the Company and HTFM intend to reduce the base management fees payable under the investment management agreement between the Company and HTFM (as in effect at such time, the “Investment Management Agreement”) to an annual rate of 2.00% of the value of the Company’s gross assets, including assets acquired with the proceeds of leverage but excluding cash and cash equivalents; provided, however, that to the extent that the value of the Company’s gross assets less cash and cash equivalents exceeds $250 million, and only with respect to such excess over $250 million, the base management fee will be calculated at an annual rate of 1.60% of the value of the Company’s gross assets, including assets acquired with the proceeds of leverage but excluding cash and cash equivalents.

Voting Securities

You may vote your shares at the Meeting only if you were a Stockholder of record at the close of business on September 4, 2018 (the “Record Date”). There were 11,530,187 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), outstanding as of the Record Date. Each share of the Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of more than one-half of the voting power of all shares of Common Stock outstanding as of the Record Date will constitute a quorum. Shares that abstain will be counted for purposes of determining whether a quorum is present. Broker non-votes are not entitled to vote with respect to either proposal and, thus, will be treated as not present at the Meeting and will not be counted for quorum purposes. If there are not enough votes for a quorum, the presiding officer of the Meeting or the holders of a majority of the voting power present at the Meeting, in person or by proxy, may adjourn the Meeting to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment.

Votes Required

Proposal 1

Approval of Proposal 1 requires the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy.

Abstentions. With respect to approval of Proposal 1, abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on Proposal 1.

Broker Non-Votes. Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Meeting. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions on the proxy card, by returning a proxy card or by other arrangement with your broker or nominee, your shares will have no effect on Proposal 1.

Proposal 2

Approval of Proposal 2 requires the affirmative vote of the Stockholders holding a majority of the outstanding voting securities of the Company. For purposes of Proposal 2, the 1940 Act defines “a majority of the outstanding voting securities of a company” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (2) more than 50% of the outstanding voting securities of such company, whichever is less.

Abstentions. An abstention will have the effect of a vote against Proposal 2.

Broker Non-Votes. Proposal 2 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2 and your shares will not be treated as present at the Meeting. Thus, such shares will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Meeting and will have the same effect as a vote against Proposal 2 if the Company does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.

Adjournment and Additional Solicitation

If there appear not to be enough votes to approve the proposals at the Meeting, either the presiding officer of the Meeting or the Stockholders present at the Meeting, in person or by proxy, may adjourn the Meeting to permit the further solicitation of proxies. Any such adjournment by the Stockholders will require the affirmative vote of a majority of the votes entitled to be cast by the Stockholders entitled to vote at the Meeting, present in person or by proxy. Robert D. Pomeroy, Jr. and Daniel R. Trolio are the persons named as proxies and intend to vote proxies held by them for such adjournment to permit further solicitation of proxies, unless marked to be voted against any proposal for which an adjournment is sought.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing and posting this Proxy Statement to the Internet and the cost of mailing this Proxy Statement, Notice of Special Meeting and proxy card. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. The Company reimburses brokers, trustees, fiduciaries and other institutions for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

In addition to the solicitation of proxies via the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of HTFM, whose principal business address is 312 Farmington Avenue, Farmington, Connecticut 06032, and/or by a solicitor retained by the Company (the “Solicitor”). No additional compensation will be paid to directors, officers or regular employees for such services. The Company has estimated that, if it hires a Solicitor, it will pay approximately $50,000 for services provided by the Solicitor plus out of pocket expenses. The Solicitor may contact you by telephone on behalf of the Company and urge you to vote. The Solicitor will not attempt to influence how you vote your shares but will only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to the Company’s proxy tabulation firm.

Stockholders may provide their voting instructions through the Internet or by mail by following the instructions on the proxy card. These options require Stockholders to input an identifying number (the “Control number”), which is provided with the proxy card. If you vote using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, also will receive an e-mail confirming their instructions upon request.

If a Stockholder wishes to participate in the Meeting, but does not wish to give a proxy by Internet or mail, the Stockholder may attend the Meeting and vote in person.

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by obtaining and properly completing another proxy card that is dated later than the original proxy and returning it, by mail, in time to be received before the Meeting, by attending the Meeting and voting in person or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Meeting.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” the Company, as such term is defined in the 1940 Act. Our directors consist of interested directors and independent directors. Interested directors are “interested persons” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).

The following table sets forth, as of September 4, 2018, certain ownership information with respect to the Common Stock for all executive officers and directors, individually and as a group.

			Percentage of
			Common
	Type of	Shares	Stock
Name and Address	Ownership	Owned	Outstanding
Independent Directors
James J. Bottiglieri(1)	Record/Beneficial	9,326	*
Edmund V. Mahoney(1)	Record/Beneficial	5,725	*
Elaine A. Sarsynski(1)	Record/Beneficial	5,000	*
Joseph J. Savage(1)	Record/Beneficial	18,500	*
Interested directors
Robert D. Pomeroy, Jr.(1)	Record/Beneficial	78,385	*
Gerald A. Michaud(1)	Record/Beneficial	71,051	*
Executive officers
Daniel R. Trolio(1)	Record/Beneficial	—	*
John C. Bombara(1)	Record/Beneficial	7,863	*
Daniel S. Devorsetz(1)	Record/Beneficial	5,242	*
All directors, director nominees and executive officers as a group (9 persons)	Record/Beneficial	201,092	1.7%

(1)	The address for each executive officer and director is c/o Horizon Technology Finance Management LLC, 312 Farmington Avenue, Farmington, Connecticut 06032.

*	Less than 1 percent.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of the Common Stock beneficially owned by each of the Company’s directors as of September 4, 2018. Information as to the beneficial ownership of the Company’s directors is based on information furnished to the Company by such persons. The Company is not part of a “family of investment companies” as that term is defined in the 1940 Act.

Directors of the Company	Dollar Range of Common Stock of the Company(1)
Independent Directors
James J. Bottiglieri	$100,001-$500,000
Edmund V. Mahoney	$50,001-$100,000
Elaine A. Sarsynski	$50,001-$100,000
Joseph J. Savage	$100,001-$500,000
Interested Directors
Robert D. Pomeroy, Jr.	$500,001-$1,000,000
Gerald A. Michaud	$500,001-$1,000,000

(1)	Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000 or over $1,000,000.

PROPOSAL 1

TO APPROVE THE APPLICATION TO THE COMPANY OF THE REDUCED ASSET COVERAGE REQUIREMENTS IN SECTION 61(A)(2) OF THE 1940 ACT, WHICH WOULD PERMIT THE COMPANY TO REDUCE THE ASSET COVERAGE REQUIREMENTS APPLICABLE TO THE COMPANY FROM 200% TO 150%, SUCH THAT THE COMPANY WOULD HAVE A DEBT TO EQUITY RATIO OF A MAXIMUM OF 2.0X (i.e., $2 OF DEBT OUTSTANDING FOR EACH $1 OF EQUITY) AS COMPARED TO A CURRENT MAXIMUM OF 1.0X (i.e., $1 OF DEBT OUTSTANDING FOR EACH $1 OF EQUITY).

The Company is a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. The 1940 Act contains asset coverage requirements which limit the ability of BDCs to incur leverage. A BDC historically has only been allowed to borrow amounts by issuing debt securities or preferred stock (collectively referred to as “senior securities”) if its asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such preferred stock).

On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was enacted into law. The SBCAA, among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirements applicable to BDCs from 200% to 150%. This provision permits a BDC to double the maximum amount of leverage that it is permitted to incur, so long as the BDC meets certain disclosure requirements and obtains certain approvals. Under these modified asset coverage requirements, a BDC will be able to incur additional leverage, as the asset coverage requirements for senior securities (leverage) applicable to the Company pursuant to Sections 18 and 61 of the 1940 Act will be reduced to 150% (equivalent to a 2:1 debt-to-equity ratio) from 200% (equivalent to a 1:1 debt-to-equity ratio).

Effectiveness of the reduced asset coverage requirement to a BDC requires approval by either (1) a “required majority,” as defined in Section 57(o) of the 1940 Act, of such BDC’s board of directors, with effectiveness one year after the date of such approval or (2) a majority of votes cast at a special or annual meeting of such BDC’s stockholders at which a quorum is present, with effectiveness the day after such stockholder approval. In addition, a BDC must disclose approval of the 150% asset coverage requirements in a filing with the SEC within five business days of such approval. Following such approval, the BDC must include in its quarterly reports on Form 10-Q and annual reports on Form 10-K the principal amount or liquidation preference of its senior securities and its asset coverage ratio as of the date of the most recent financial statements included in that filing, the fact that the 150% asset coverage had been approved by the Company, and the effective date of such approval along with the principal risk factors associated with the Company’s senior securities.

At a meeting of the Board held on June 7, 2018, the Board, including a “required majority” of the Company’s directors, as defined in Section 57(o) of the 1940 Act, approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company as being in the best interests of the Company and the Stockholders. As a result, subject to the disclosure requirements described above and provided such approval is not later rescinded, the reduced asset coverage requirements will apply to the Company effective as of June 7, 2019 (unless earlier approved at the Meeting).

In addition, on June 7, 2018, the Board determined that it is in the best interests of the Company and its stockholders that the reduced asset coverage requirements for senior securities in Section 61(a)(2) of the 1940 Act apply to the Company as soon as practicable. Therefore, the Board determined to hold the Meeting and has recommended that the Stockholders vote in favor of Proposal 1. If Proposal 1 is approved by Stockholders at the Meeting, the Company would become subject to a reduced asset coverage requirements in Section 61(a)(2) the day after the Meeting instead of on June 7, 2019.

The Board values the opinions of the Stockholders and will reconvene to reconsider its approval of the reduced asset coverage requirements if Proposal 1 is not approved by Stockholders. There can be no assurance that the Board would rescind its approval if Proposal 1 is not approved by Stockholders. If Proposal 1 is not approved by Stockholders and the Board does not rescind its approval, then the Company will be subject to the reduced asset coverage requirements in Section 61(a)(2) beginning June 7, 2019.

If Proposal 1 is approved, the reduction in the asset coverage requirements will increase the amount of debt that the Company is permitted to incur. As a result, the Company would be able to incur additional indebtedness on the day after the meeting, and therefore, the risk of an investment in the Company may increase.

Recommendation of the Board; Reasons for the Asset Coverage Ratio Proposal

Although the Company may choose not to significantly increase its leverage immediately after it becomes subject to the reduced asset coverage requirements or ever to reduce its asset coverage below 200%, the Board believes that having the flexibility for the Company to incur additional leverage within prudent limits is in the best interests of Stockholders. Specifically, the Board approved the modified asset coverage requirement after considering (1) the additional flexibility it will provide in managing the Company’s portfolio, (2) the Company’s historical use of leverage, (3) the potential impact on the Company’s net investment income, return to stockholders and net asset value, and (4) the impact on fees payable to HTFM.

Additional Flexibility in Managing the Company’s Portfolio

The Board considered that having the flexibility to incur additional leverage would allow the Company to grow and diversify its assets and investment portfolio. The Board noted that having the ability to incur additional leverage will also provide the Company greater flexibility to manage its debt-to-equity ratio, capital structure, and liquidity. In particular, incurring additional leverage would give the Company the ability to use lower cost debt capital as compared to incremental equity capital. In addition, the Board considered that the reduced asset coverage requirements will allow the Company to raise additional debt capital in order to grow and diversify its assets and investment portfolio and capitalize on strong demand for venture growth stage lending when (1) the Company is unable to raise additional equity due to the 1940 Act limitations on the issuance of Common Stock at prices below net asset value per share absent stockholder approval (which the Company does not currently have) or (2) market conditions are not attractive for raising equity capital.

The Company’s targeted debt investment yields are between 10% and 16%, and the Company’s debt investment yields have generally been between 13% and 16.5% since the Company’s initial public offering. While there can be no assurance that the Company’s debt investment yield will be consistent with historical levels, the Company does not plan to change its investment strategy, product mix, security profile, or targeted yield profile of the investments we will make as a result of incurring additional leverage. Rather, the ability to incur additional leverage should enable the Company to make more investments consistent with its investment strategy and targeted yield profile.

Historical Use of Leverage

The Board considered the Company’s history of strategically using leverage, managing both short term and long-term credit, and building and maintaining strong relationships with its lenders. The Company has regularly used its revolving credit facility led by KeyBank National Association (“Credit Facility”), which represents the Company’s lowest cost of capital, to support the growth of its investment portfolio. Given this is a credit facility, with floating rate interest costs, a 50% advance rate and certain asset eligibility requirements and financial covenants, the Company complements the Credit Facility with more flexible long term debt, most recently, through its issuance of $37.4 million of publicly traded 6.25% Notes due 2022.

The Board also considered the Company’s prudent use of leverage in the past. As of June 30, 2018, the Company’s asset coverage ratio was 227%, and the Company expects to continue to be prudent in its utilization of leverage. The Company regularly analyzes its portfolio risk profile, interest rates on its outstanding debt and other factors when determining its target leverage ratio. Upon the effectiveness of the modified asset coverage requirements, the Company intends to increase its target leverage ratio range to 0.8x to 1.2x (i.e., $0.80 to $1.20 of debt outstanding for each $1 of equity) from its current target leverage ratio range of 0.7x to 0.8x (i.e., $0.70 to $0.80 of debt outstanding for each $1 of equity). The Company anticipates incurring additional leverage through both long term and short term debt with floating and fixed interest rates to optimize its cost of capital and the amount of debt outstanding with the primary goal of growing and diversifying the Company’s assets and investment portfolio while capitalizing on demand for venture growth stage lending. Such flexibility will permit the Company to use lower cost debt capital while potentially delaying higher cost equity capital raises until it believes market conditions are optimal for such an equity raise. Given the short term duration, amortizing nature and frequency of prepayments of the Company’s investments, the Company believes there may be periods when it may be below or above this target leverage ratio range, but expects to use proceeds from prepayments and repayments, as well as proceeds from equity capital raises, to reduce its outstanding leverage when possible and increase its asset coverage until the Company is able to fund new investments as well as enter into unfunded commitments to provide visibility for near term investment portfolio growth.

In order to mitigate the increase in the management fee expenses that may occur, if and when the Company is subject to the 150% asset coverage ratio, the Advisor has agreed that the base management fee percentage calculated on the amount by which (1) gross assets less (2) cash and cash equivalents exceeds $250 million will be reduced to 1.60%. This reduction in the base management fee upon a reduction in the asset coverage ratio to 150% will occur whether or not Proposal 2 (as described below) is approved by the Stockholders.

Consideration by the Board of Directors

In reaching its recommendation to the Stockholders to approve Proposal 1, the Board considered possible sources of conflicts of interest due to the following factors:

•	Because the base management fees payable to the Advisor are based on the value of the Company’s gross assets less cash, if and when the Company incurs additional leverage for the purpose of making additional investments, the base management fees will increase and the Advisor will benefit. This fee structure could encourage the Advisor to cause the Company to borrow more money to finance additional investments.

•	Because the incentive fee payable to the Advisor is calculated based on net investment income, a decrease in the asset coverage ratio may encourage the Advisor to use additional leverage to make additional investments and earn additional net investment income, which may make it easier for the Advisor to earn an incentive fee.

Risks Related to Board Approval of Proposal 1

In addition to the risks identified in our annual report for the year ended December 31, 2017, Stockholders should consider the following risks related to the approval of Proposal 1:

Because the Company has received the Board’s approval, it may be subject to the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act beginning on June 7, 2019 even if Proposal 1 is not approved.

As described above, the SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to 150% asset coverage ratio, such BDC must obtain either: (1) approval of the required majority of its non-interested directors who have no financial interest in the proposal of the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act, which would become effective one (1) year after the date of such approval, or (2) Stockholder approval (of more than 50% of the votes cast for the proposal) of the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act, which would become effective on the first day after the date of such Stockholder approval. The Board values the opinions of our Stockholders and intends to reconvene to reconsider its approval of the modified asset coverage requirements if Proposal 1 is not approved by Stockholders. There can be no assurance that the Board would rescind its approval if Proposal 1 is not approved by Stockholders. If Proposal 1 is not approved by the Stockholders and the Board does not rescind its approval, we will be subject to the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act, beginning June 7, 2019.

Incurring additional leverage could increase the risk of investing in the Company.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As the Company uses leverage to partially finance our investments, you will experience increased risks of investing in the Company’s securities. If the value of the Company’s assets increases, then leveraging would cause the net asset value attributable to the Common Stock to increase more sharply than it would have had the Company not leveraged. Conversely, if the value of the Company’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had the Company not leveraged our business. Similarly, any increase in the Company’s income in excess of interest payable on the borrowed funds would cause the Company’s net investment income to increase more than it would without the leverage, while any decrease in the Company’s income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect the Company’s ability to pay common stock dividends, scheduled debt payments or other payments related to the Company’s securities. If Proposal 1is approved, the Company will be permitted to increase its use of leverage beyond levels that were previously permitted by the 1940 Act effective the day after the Meeting. Because the Company have received the Board’s approval, if Proposal 1 is not approved at the Meeting and the Board does not rescind its approval, the Company would be subject to the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act beginning on June 7, 2019. If the Company incurs such additional leverage, you will experience increased risks of investing in the Common Stock.

The Company finances certain of its investments with borrowed money, which magnifies the potential for gain or loss on amounts invested and increases the risk of investing in the Company.

The Company finances certain of its investments with borrowed money when the Company expects the return on its investment to exceed the cost of borrowing. As of June 30, 2018, the Company has $68.0 million of principal outstanding under the Credit Facility and $37.4 million of principal outstanding on our 6.25% Notes due 2022 (the “2022 Notes”), before reducing the unamortized debt issuance costs. The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in shares of the Common Stock. Lenders will have fixed dollar claims on the Company’s assets that are superior to the claims of Stockholders, and the Company would expect such lenders to seek recovery against its assets in the event of a default. The Company may pledge up to 100% of our assets or the assets of a subsidiary under the terms of any debt instruments it may enter into with lenders. In addition, under the terms of the Credit Facility and 2022 Notes and any borrowing facility or other debt instrument the Company may enter into in the future, the Company is or will likely be required to use the net proceeds of any investments that the Company’s sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause our net asset value to decline more sharply than it otherwise would have had the Company not leveraged, thereby magnifying losses, potentially triggering mandatory debt payments or asset contributions under the Credit Facility or eliminating our stake in a leveraged investment. Similarly, any decrease in the Company’s revenue or income will cause our net income to decline more sharply than it would have had the Company not borrowed. Such a decline would also negatively affect the Company’s ability to make distributions with respect to its common stock. The Company’s ability to service any debt depends largely on its financial performance and is subject to prevailing economic conditions and competitive pressures.

As a BDC, the Company generally is required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of its borrowings and any preferred stock that the Company may issue in the future, of at least 200% (or 150% effective June 7, 2019 or, if the Company receives approval of our Stockholders, to be effective the day after the Meeting). If this ratio declines below 200% (or 150% June 7, 2019 or, if the Company receives approval of our Stockholders, to be effective the day after the Meeting), the Company will not be able to incur additional debt and could be required to sell a portion of the Company’s investments to repay some debt when it is otherwise disadvantageous for the Company to do so. This could have a material adverse effect on the Company’s operations, and it may not be able to make distributions. The amount of leverage that the Company’s employ depends on Advisor’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The Company cannot assure you that it will be able to obtain credit at all or on terms acceptable to us.

In addition, the Credit Facility imposes, and any debt facilities the Company may enter into in the future may impose, financial and operating covenants that restrict our business activities, including limitations that hinder its ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax treatment as a RIC under the Code.

Because the Company uses debt to finance certain of its investments, if market interest rates were to increase, the Company’s cost of capital could increase, which could reduce the Company’s net income. In addition, if the Credit Facility were to become unavailable, it could have a materially adverse effect on our business, financial condition and results of operations.

Because the Company borrows money to finance certain of its investments, including under the Credit Facility, our net income will depend, in part, upon the difference between the rate at which the Company borrows funds and the rate at which it invests those funds. As a result, the Company can offer no assurance that a significant change in market interest rates would not have a material adverse effect on its net income in the event the Company uses debt to finance our investments. In periods of rising interest rates, the Company’s cost of funds would increase, which could reduce its net income. In addition, if the Credit Facility were to become unavailable to the Company and attractive alternative financing sources were not available, it could have a materially adverse effect on the Company’s business, financial condition and results of operations.

In addition, a rise in the general level of interest rates typically leads to higher interest rates applicable to the Company’s secured loans. Accordingly, an increase in interest rates may result in an increase of the Company’s income and, as a result, an increase in the incentive fee payable to the Advisor.

The Company’s incentive fee may induce the Advisor to pursue speculative investments and to use leverage when it may be unwise to do so.

The incentive fee payable by us to the Advisor may create an incentive for the Advisor to make investments on its behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Advisor is determined, which is calculated separately in two components as a percentage of the interest and other investment income in excess of a quarterly minimum hurdle rate and as a percentage of the realized gain on invested capital, may encourage the Advisor to use leverage or take additional risk to increase the return on the Company’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of the Common Stock or of securities convertible into the Common Stock or warrant investments representing rights to purchase the Common Stock or securities convertible into the Common Stock. In addition, the Advisor receives the incentive fee based, in part, upon net capital gains realized on the Company’s investments. Unlike the portion of the incentive fee based on investment income, there is no minimum level of gain applicable to the portion of the incentive fee based on net capital gains. As a result, the Advisor may have an incentive to invest more in investments that are likely to result in capital gains as compared to income producing securities or to advance or delay realizing a gain in order to enhance its incentive fee. This practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to certain of the Company’s debt investments and may accordingly result in a substantial increase of the amount of incentive fees payable to the Advisor with respect to the Company’s pre-incentive fee net investment income.

Illustrations of the Effect of Lowering the Required Asset Coverage Ratio

Effect of Leverage of Returns to Stockholders. The following table illustrates the effect of leverage on returns from an investment in the Common Stock assuming that the Company employs leverage such that its asset coverage equals (1) its actual asset coverage as of June 30, 2018 and (2) 150% at various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.

	Assumed Return on Portfolio (Net of Expenses)
	-10%	-5%	0%	5%	10%
Corresponding return to common stockholder assuming actual asset coverage as of June 30, 2018 (227%)(1)	(22.62%)	(13.55%)	(4.48%)	4.58%	13.65%
Corresponding return to common stockholder assuming 150% asset coverage ratio(2)	(41.74%)	(26.59%)	(11.45%)	3.70%	18.85%

(1)	Assumes $243 million in total assets, $105 million in outstanding debt, $134 million in net assets, and an average cost of borrowed funds of 5.72% at June 30, 2018.

(2)	Assumes $406 million in total assets, $268 million in outstanding debt, $134 million in net assets, and an average cost of borrowed funds of 5.72% at June 30, 2018 and that the management fee on total assets in excess of $250 million is calculated at an annual rate of 1.60% of the value of the Company’s gross assets (including assets purchased with borrowed amounts, but excluding assets purchased with borrowed funds).

Effect of Leverage on Expenses. The following table is intended to assist Stockholders in understanding the costs and expenses that an investor in the Common Stock will bear, directly or indirectly, based on the assumptions set forth below. The Company cautions you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, the Company will pay such fees and expenses out of its net assets and, consequently, Stockholders will indirectly bear such fees or expenses as investors in the Company.

Estimated Annual Expenses (as percentage of net assets attributable to common stock)

	Actual Asset Coverage As of June 30, 2018 (227%)	200% Asset Coverage Ratio	150% Asset Coverage Ratio
Base management fee under the Investment Management Agreement (1)	3.6%	3.9%	5.5%
Incentive fee payable under the Investment Management Agreement(2)	2.3%	3.1%	4.7%
Interest payments on borrowed funds(3)	5.0%	5.7%	11.4%
Other expenses 4)	2.2%	2.2%	2.2%
Total annual expenses	13.1%	14.9%	23.8%

(1)

The Company’s base management fee, payable monthly in arrears, is calculated at an annual rate of 2.00% of the Company’s gross assets less cash or cash equivalents, including assets purchased with borrowed amounts and other forms of leverage. The Advisor has agreed that the annual base management fee percentage will be reduced from 2.00% to 1.60% of the Company’s gross assets less cash or cash equivalents for amounts above $250.0 million if and when the Company is subject to the 150% asset coverage ratio (which shall occur upon the earlier of the approval of Proposal 1 or June 7, 2019). The gross base management fee reflected in the table above is based on pro forma gross assets less cash or cash equivalents of $260.9 million and $394.7 million under the 200% asset coverage ratio requirement and the 150% asset coverage ratio requirement, respectively. With respect to the 150% Asset Coverage Ratio column, the base management fee is calculated on the basis of 2.00% of the Company’s gross assets less cash or cash equivalents for amounts up to $250.0 million and on the basis of 1.60% of the Company’s gross assets less cash or cash equivalents for amounts above $250.0 million.

(2)

Assumes that annual incentive fees earned by the Advisor, remain consistent with the incentive fees that would have been earned by the Advisor (if not for the cumulative “catch-up” provision explained below) for the quarter ended June 30, 2018. The incentive fee consists of two parts, which are largely independent of each other, with the result that one component may be payable even if the other is not payable.

Under the first part, subject to a “Fee Cap and Deferral Mechanism”, the Company pays the Advisor quarterly in arrears 20.00% of Pre-Incentive Fee Net Investment Income which exceeds 1.75% (7.00% annualized) of the Company’s net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” feature. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees received from portfolio companies) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined below), and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). The incentive fee on Pre-Incentive Fee Net Investment Income is subject to a fee cap and deferral mechanism which is determined based upon a look-back period of up to three years and is expensed when incurred. For this purpose, the look-back period for the incentive fee based on Pre-Incentive Fee Net Investment Income, or the Incentive Fee Look-back Period, includes the relevant calendar quarter and the 11 preceding full calendar quarters. Each quarterly incentive fee payable on Pre-Incentive Fee Net Investment Income is subject to a cap, or the Incentive Fee Cap, and a deferral mechanism through which the Advisor may recoup a portion of such deferred incentive fees, or collectively, the Incentive Fee Cap and Deferral Mechanism. The Incentive Fee Cap is equal to (a) 20.00% of Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the Advisor during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any calendar quarter, the Company will not pay an incentive fee on Pre-Incentive Fee Net Investment Income to the Advisor in that quarter. To the extent that the payment of incentive fees on Pre-Incentive Fee Net Investment Income is limited by the Incentive Fee Cap, the payment of such fees will be deferred and paid in subsequent calendar quarters up to three years after their date of deferment, subject to certain limitations, which are set forth in the Investment Management Agreement. The Company only pays incentive fees on Pre-Incentive Fee Net Investment Income to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. Cumulative Pre-Incentive Fee Net Return during any Incentive Fee Look-back Period means the sum of (a) Pre-Incentive Fee Net Investment Income and the base management fee for each calendar quarter during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains and losses, cumulative unrealized capital appreciation and cumulative unrealized capital depreciation during the applicable Incentive Fee Look-back Period.

Under the second part of the incentive fee, the Company pays the Advisor at the end of each calendar year 20.00% of the Company’s realized capital gains, if any, from October 28, 2010 through the end of that calendar year, computed net of all realized capital losses and all unrealized capital depreciation on a cumulative basis through the end of such year, less all previous amounts paid in respect of the capital gain incentive fee. The second part of the incentive fee is not subject to any minimum return to Stockholders. The Investment Management Agreement may be terminated by either party without penalty by delivering written notice to the other party upon not more than 60 days’ written notice.

(3)

“Interest payments on borrowed funds” represent the Company’s estimated annual interest payments and are based on results of operations for the quarter ended June 30, 2018. The costs associated with any outstanding indebtedness are indirectly borne by the Stockholders. The amount of leverage the Company employs at any particular time will depend on, among other things, the Board and the Advisor’s assessment of the market and other factors at the time at any proposed borrowing. The Company may also issue preferred stock, subject to its compliance with applicable requirements under the 1940 Act. The Company has assumed additional senior securities of $28.4 million and $162.2 million as the maximum additional leverage allowed under the 200% asset coverage requirement and the 150% asset coverage requirement, respectively. The assumed annual cost of funds for the senior securities was 5.72%, which is the Company’s average cost of borrowed funds at June 30, 2018.

(4)	Other expenses are based on estimated amounts for the current fiscal year.

Example. The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment of $1,000 in the Common Stock, assuming (1) the Company’s actual asset coverage as of June 30, 2018 and total net annual expenses, excluding incentive fees, of 10.8% of net assets attributable to common stock as set forth in the table above, (2)  a 200% asset coverage ratio and total net annual expenses, excluding incentive fees, of 11.8% of net assets attributable to common stock as set forth in the table above and (3) a 150% asset coverage ratio and total net annual expenses, excluding incentive fees, of 19.1% of net assets attributable to common stock as set forth in the table above. In calculating the following expense amounts, the Company has assumed that its borrowings and annual operating expenses would remain at the levels set forth in the table above. See Note 3 above for additional information regarding certain assumptions regarding its level of leverage.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return (assuming actual asset coverage ratio as of June 30, 2018)	$105	$297	$467	$813
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return (assuming a 200% asset coverage ratio)	$114	$319	$498	$847
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return (assuming a 150% asset coverage ratio)	$178	$461	$670	$984

While the example assumes, as required by the SEC, a 5% annual return, the Company’s performance will vary and may result in a return greater or less than 5%. As noted the example does not include the incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. This illustration assumes that the Company will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If the Company achieves sufficient returns on its investments to trigger an incentive fee of a material amount, the Company’s expenses, and returns to its investors, would be higher.

This example and the expenses in the table above should not be considered a representation of the Company’s future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

Impact on Fees Payable to the Advisor

Because the base management fees payable to HTFM are based on the value of the Company’s gross assets (including assets purchased with borrowed amounts, but excluding cash and cash equivalents), incurring additional leverage would increase the base management fees payable under the Investment Management Agreement. In recognition of this, on Asset Coverage Effective Date, the Company and HTFM intend to reduce the base management fees payable under the Investment Management Agreement to an annual rate of 2.00% of the value of the Company’s gross assets, including assets purchased with borrowed funds but excluding cash and cash equivalents. However, that to the extent that the value of the Company’s gross assets less cash and cash equivalents exceeds $250 million, and only with respect to such excess over $250 million, the base management fee will be calculated at an annual rate of 1.60% of the value of the Company’s gross assets, including assets purchased with borrowed funds but excluding cash and cash equivalents.

In addition, as incurring additional leverage would magnify positive returns, if any, on the Company’s portfolio, its net investment income may exceed the quarterly hurdle rate for the incentive fee on income payable to HTFM pursuant to the Investment Management Agreement.

Other Considerations

In reaching its recommendation to the Stockholders to approve Proposal 1, the Board considered a possible source of conflict of interest due to the fact that the increased use of leverage would increase the management fees that the Company pays to the Advisor as such fees based on the amount of the Company’s gross assets. Mr. Pomeroy and Mr. Michaud have equity interests in the Advisor and may receive distributions of profits in respect of those interests. The Board and the Independent Directors concluded that the benefits to the Stockholders from increasing the Company’s capital base would outweigh any detriment from increased management fees.  In addition, in order to mitigate the increase in the management fee expenses that may occur, if, and when, the Company is subject to the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act, on the Asset Coverage Effective Date, the Company and the Advisor intend to reduce the base management fees payable under the Investment Management Agreement to an annual rate of 2.00% of the value of the Company’s gross assets, including assets purchased with borrowed funds but excluding cash and cash equivalents; provided, however, that to the extent that the value of the Company’s gross assets less cash and cash equivalents exceeds $250 million, and only with respect to such excess over $250 million, the base management fee will be calculated at an annual rate of 1.60% of the value of the Company’s gross assets, including assets purchased with borrowed funds but excluding cash and cash equivalents.

The Board also noted that holders of the Company’s debt securities, including any additional debt that the Company may be able to incur as a result of the reduced asset coverage requirements, will have fixed dollar claims on the Company’s assets that are superior to the claims of the Stockholders. In the case of a liquidation event, holders of these debt securities would receive proceeds to the extent of their fixed claims before any distributions are made to Stockholders, and the incurrence of additional leverage may result in fewer proceeds remaining for distribution to Stockholders if the assets purchased with the proceeds from such leverage decline in value.

The Board also considered the disclosure requirements that would apply to certain of the Company’s filings with the SEC under the Exchange Act if Proposal 1 is approved and determined that such incremental disclosure would not impose material additional expenses on the Company.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE APPLICATION OF THE REDUCED ASSET COVERAGE REQUIREMENTS IN SECTION 61(A)(2) OF THE 1940 ACT TO THE COMPANY, WHICH WOULD PERMIT THE COMPANY TO REDUCE THE ASSET COVERAGE REQUIREMENTS APPLICABLE TO THE COMPANY FROM 200% TO 150%, SUCH THAT THE COMPANY WOULD HAVE A DEBT TO EQUITY RATIO OF A MAXIMUM OF 2.0X (i.e., $2 OF DEBT OUTSTANDING FOR EACH $1 OF EQUITY) AS COMPARED TO A CURRENT MAXIMUM OF 1.0X (i.e., $1 OF DEBT OUTSTANDING FOR EACH $1 OF EQUITY).

PROPOSAL 2

TO APPROVE A NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND
HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC, THE COMPANY’S INVESTMENT ADVISOR

The Advisor has provided investment management services to the Company since its inception. Subject to the oversight of the Board, the Advisor serves as the Company’s investment advisor and is responsible for managing the Company’s investments on a day-to-day basis.

The proposal to approve the New Management Agreement is the result of a potential change in control of the Advisor. The Advisor was organized as a limited liability company under the Delaware Limited Liability Company Act on January 23, 2008. Currently, the Advisor is controlled by HTF Holdings LLC and Horizon Anchor Holdings, LLC (“Anchor”).

Anchor anticipates reducing its voting interest in the Advisor below 25% (the “Anchor Interest Reduction”). Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment advisor, such as will be caused by the Anchor Interest Reduction, constitutes an “assignment,” and Section 15(a) of the 1940 Act provides that any investment management contract must terminate on its “assignment.”

The 1940 Act requires that the New Management Agreement be approved by the Stockholders in order for it to become effective. Prior to the Board’s annual review of the amended and restated investment management agreement with HTFM, effective as of July 1, 2014, at its July 27, 2018 in-person meeting (the “Original Management Agreement”), the Board was advised of the impending Anchor Interest Reduction. The Board discussed whether it would be in the best interests of the Company to approve the New Management Agreement, to take effect as of the date on which the change of control of the Advisor occurs. The Board, including all of the Independent Directors, approved the continuation of the Original Management Agreement, unanimously approved the New Management Agreement and recommended that the New Management Agreement be submitted to the Stockholders for approval at the Meeting.

There are no changes to the terms of the Original Management Agreement in the New Management Agreement, including the fee structure and services to be provided.

If Proposal 2 is approved by the Stockholders, the New Management Agreement is expected to become effective as of the date on which the change of control of the Advisor occurs. If Proposal 2 is not approved by the Stockholders, the Board will consider alternatives for the Company, including seeking subsequent approval of a new investment management agreement by the Stockholders or entering into an interim management agreement with a duration of no more than 150 days. The reduction in the base management fee upon a reduction in the asset coverage ratio to 150% will occur whether or not this Proposal 2 is approved by the Stockholders.

Summary of the New Management Agreement

A copy of the form of the New Management Agreement is attached to this Proxy Statement as Exhibit A. The following description of the material terms of the New Management Agreement is only a summary and is qualified in its entirety by reference to Exhibit A.

Advisory Services

Under each of the Original Management Agreement and New Management Agreement, the Advisor:

•	determines the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments the Company makes (including performing due diligence on the Company’s prospective portfolio companies); and

•	closes, monitors and administers the investments the Company makes, including the exercise of any voting or consent rights.

The Advisor’s services under each of the Original Management Agreement and New Management Agreement are not exclusive, and the Advisor is free to furnish similar services to other entities so long as its services to the Company are not impaired.

Duration and termination

The Original Management Agreement continues in effect from year to year if approved annually by the Board, including a majority of the Independent Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors. The Original Management Agreement was most recently reapproved by the Board, and by a majority of the Independent Directors, on July 27, 2018.

If the Stockholders approve the New Management Agreement, the New Management Agreement will similarly be in effect for an initial one-year term and will continue in effect from year to year thereafter if approved annually by the Board, including a majority of the Independent Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors.

Like the Original Management Agreement, the New Management Agreement may be terminated by either party without penalty by delivering notice of termination upon not more than 60 days’ written notice to the other party. In addition, each of the Original Management Agreement and the New Management Agreement will automatically terminate in the event of its assignment.

Investment advisory fees

Each of the Original Management Agreement and New Management Agreement provides that the Company pay the Advisor a fee for investment advisory and management services consisting of a base management fee and an incentive fee. For the fiscal year ended December 31, 2017, the Advisor earned an aggregate amount of $5.5 million under the Original Management Agreement, which represents base management fees and incentive fees in the amount of $3.8 million and $1.7 million, respectively. The New Management Agreement includes the same base management fee and incentive fee currently in place under the Original Management Agreement.

Base management fee.  The base management fee, payable monthly in arrears, is calculated at an annual rate of 2.00% of (i) the Company’s gross assets less (ii) cash and cash equivalents. For purposes of calculating the base management fee, the term “gross assets” includes any assets acquired with the proceeds of leverage.

Incentive fee.  The incentive fee has two parts, as follows:

The first part, which is subject to the Incentive Fee Cap and Deferral Mechanism, as defined below, is calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees received from portfolio companies) accrued during the calendar quarter, minus expenses for the quarter (including the base management fee, expenses payable under the Company’s administration agreement (the “Administration Agreement”) with the Advisor, and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income the Company has not yet received in cash. The incentive fee with respect to the Pre-Incentive Fee Net Investment Income is 20.00% of the amount, if any, by which the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter exceeds a hurdle rate of 1.75% (which is 7.00% annualized) of the Company’s net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, the Advisor receives no incentive fee until the Pre-Incentive Fee Net Investment Income equals the hurdle rate of 1.75%, but then receives, as a “catch-up,” 100.00% of the Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% quarterly (which is 8.75% annualized). The effect of this “catch-up” provision is that, if Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any calendar quarter, the Advisor will receive 20.00% of the Pre-Incentive Fee Net Investment Income as if the hurdle rate did not apply.

Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter in which the Company incurs a loss. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the quarterly minimum hurdle rate, the Company will pay the applicable incentive fee up to the Incentive Fee Cap, defined below, even if the Company has incurred a loss in that quarter due to realized and unrealized capital losses. The Company’s net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the 2.00% base management fee. These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the applicable quarter.

Commencing with the calendar quarter beginning July 1, 2014, the incentive fee on Pre-Incentive Fee Net Investment Income has been subject to a fee cap and deferral mechanism which is determined based upon a look-back period of up to three years and is expensed when incurred. For this purpose, the look-back period for the incentive fee based on Pre-Incentive Fee Net Investment Income (the “Incentive Fee Look-back Period”) commenced on July 1, 2014 and increased by one quarter in length at the end of each calendar quarter until June 30, 2017, after which time, the Incentive Fee Look-back Period has included the relevant calendar quarter and the 11 preceding full calendar quarters. Each quarterly incentive fee payable on Pre-Incentive Fee Net Investment Income is subject to a cap (the “Incentive Fee Cap”) and a deferral mechanism through which the Advisor may recoup a portion of such deferred incentive fees (collectively, the “Incentive Fee Cap and Deferral Mechanism”). The Incentive Fee Cap is equal to (a) 20.00% of Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the Advisor during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any calendar quarter, the Company will not pay an incentive fee on Pre-Incentive Fee Net Investment Income to the Advisor in that quarter. To the extent that the payment of incentive fees on Pre-Incentive Fee Net Investment Income is limited by the Incentive Fee Cap, the payment of such fees will be deferred and paid in subsequent calendar quarters up to three years after their date of deferment, subject to certain limitations, which are set forth in each of the Original Management Agreement and New Management Agreement. The Company only pays incentive fees on Pre-Incentive Fee Net Investment Income to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. “Cumulative Pre-Incentive Fee Net Return” during any Incentive Fee Look-back Period means the sum of (a) Pre-Incentive Fee Net Investment Income and the base management fee for each calendar quarter during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains and losses, cumulative unrealized capital appreciation and cumulative unrealized capital depreciation during the applicable Incentive Fee Look-back Period.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly incentive fee based on Net Investment Income

Pre-Incentive Fee Net Investment Income (expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment Income allocated to first part of incentive fee

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Original Management Agreement, as of the termination date) and equals 20.00% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s election to be a BDC through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis through the end of such year, less all previous amounts paid in respect of the capital gain incentive fee.

 Examples of incentive fee calculation

Example 1: Income related portion of incentive fee before total return requirement calculation for each fiscal quarter

 Alternative 1

Assumptions:

Investment income (including interest, distributions, fees, etc.) = 1.25%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 0.55%

Pre-Incentive Fee Net Investment Income does not exceed hurdle rate; therefore, there is no income-related incentive fee.

Alternative 2

Assumptions:

Investment income (including interest, distributions, fees, etc.) = 2.80%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 2.10%

Incentive fee = 100.00% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

= 100.00% × (2.10% - 1.75%)

= 0.35%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, but does not fully satisfy the “catch-up” provision; therefore, the income related portion of the incentive fee is 0.35%.

Alternative 3

Assumptions:

Investment income (including interest, distributions, fees, etc.) = 3.00%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 2.30%

Incentive fee = 100.00% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

Incentive fee = 100.00% × “catch-up” + (20.00% × (Pre-Incentive Fee Net Investment Income - 2.1875%))

Catch up = 2.1875% - 1.75%

= 0.4375%

Incentive fee = (100.00% × 0.4375%) + (20.00% × (2.30% - 2.1875%))

= 0.4375% + (20.00% × 0.1125%)

= 0.4375% + 0.0225%

= 0.46%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate and fully satisfies the “catch-up” provision; therefore, the income related portion of the incentive fee is 0.46%.

(1)	Represents 7.00% annualized hurdle rate.

(2)	Represents 2.00% annualized base management fee.

(3)	Excludes organizational and offering expenses.

(4)	The “catch-up” provision is intended to provide the Advisor with an incentive fee of 20.00% on all Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any fiscal quarter.

Example 2: Income related portion of incentive fee after total return requirement calculation for each fiscal quarter

Alternative 1

Assumptions:

Investment income (including interest, distributions, fees, etc.) = 2.80%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 2.10%

Incentive fee = 100.00% × Pre-Incentive Fee Net Investment Income (subject to ‘‘catch-up’’)(4)

=100.00% × (2.10% - 1.75%)

= 0.35%

Cumulative incentive compensation accrued and/or paid since July 1, 2014 = $9,000,000

20.0% of cumulative net increase in net assets resulting from operations since July 1, 2014 = $8,000,000

Although the Company’s Pre-Incentive Fee Net Investment Income exceeds the hurdle rate of 1.75%, no incentive fee is payable because 20.0% of the cumulative net increase in net assets resulting from operations since July 1, 2014 did not exceed the cumulative income and capital gains incentive fees accrued and/or paid since July 1, 2014.

Alternative 2

Assumptions:

Investment income (including interest, distributions, fees, etc.) = 2.80%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 2.10%

Incentive fee = 100.00% × Pre-Incentive Fee Net Investment Income (subject to ‘‘catch-up’’)(4)

=100.00% × (2.10% - 1.75%)

= 0.35%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, but does not fully satisfy the ‘‘catch-up’’ provision; therefore, the income related portion of the incentive fee is 0.35%.

Cumulative incentive compensation accrued and/or paid since July 1, 2014 = $9,000,000

20.0% of cumulative net increase in net assets resulting from operations since July 1, 2014 = $10,000,000

Because the Company’s Pre-Incentive Fee Net Investment Income exceeds the hurdle rate of 1.75% and because 20.0% of the cumulative net increase in net assets resulting from operations since July 1, 2014 exceeds the cumulative income and capital gains incentive fees accrued and/or paid since July 1, 2014, an incentive fee would be payable, as shown in Alternative 3 of Example 1 above.

(1)	Represents 7.00% annualized hurdle rate.

(2)	Represents 2.00% annualized base management fee.

(3)	Excludes organizational and offering expenses.

(4)	The “catch-up” provision is intended to provide the Advisor with an incentive fee of 20.00% on all Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any fiscal quarter.

Example 3: Capital gains portion of incentive fee

Alternative 1

Assumptions:

Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee, if any, would be:

Year 1: None (No sales transaction)

Year 2: Capital gains incentive fee of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None; $5 million ((20% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2))

Year 4: Capital gains incentive fee of $200,000; $6.2 million (($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains incentive fee taken in Year 2))

Alternative 2

Assumptions:

Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1: None (no sales transaction)

Year 2: $5 million capital gains incentive fee (20% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B))

Year 3: $1.4 million capital gains incentive fee(1) ($6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains incentive fee received in Year 2

Year 4: None (no sales transaction)

Year 5: None ($5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains incentive fee paid in Year 2 and Year 3(2)

 The hypothetical amounts of returns shown are based on a percentage of the Company’s total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.

(1)	As illustrated in Year 3 of Alternative 1 above, if the Original Management Agreement or New Management Agreement were terminated on a date other than the Company’s fiscal year end of any year, the Company may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if the Original Management Agreement or New Management Agreement were terminated on the fiscal year end of such year.

(2)	As noted above, it is possible that the cumulative aggregate capital gains fee received by the Advisor ($6.4 million) is effectively greater than $5 million (20.00% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($25 million)).

Limitation of liability and indemnification

 Each of the Original Management Agreement and the New Management Agreement provides that the Advisor and its officers, managers, partners, agents, employees, controlling persons and any other person or entity affiliated with the Advisor are not liable to the Company for any act or omission by it in the supervision or management of the Company’s investment activities or for any loss sustained by the Company except for acts or omissions constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Original Management Agreement and the New Management Agreement. Each of the Original Management Agreement and the New Management Agreement also provides, subject to certain conditions, for indemnification by the Company of the Advisor and its officers, managers, partners, agents, employees, controlling persons and any other person or entity affiliated with the Advisor for liabilities incurred by them in connection with their services to the Company (including any liabilities associated with an action or suit by or in the right of the Company or its Stockholders), but excluding liabilities for acts or omissions constituting willful misfeasance, bad faith or gross negligence or reckless disregard of their duties under the Original Management Agreement and the New Management Agreement.

Approval of the Original Management Agreement

The Original Management Agreement was most recently approved by the Board, including a majority of the Independent Directors, on July 27, 2018.

Executive Officers and Directors of the Advisor

Information regarding the principal executive officers of the Advisor before and after the change of control is set forth below. The address of the Advisor and its executive officers is 312 Farmington Avenue, Farmington, Connecticut 06032. The Advisor was formed on January 23, 2008 and provides investment advisory services to the Company. The following are the executive officers of the Advisor, each of whom currently holds a position with the Company:

Name	Position with Advisor	Principal Occupation/Position with the Company
Robert D. Pomeroy, Jr.	Chief Executive Officer	Chief Executive Officer and Chairman of the Board of Directors
Gerald A. Michaud	Chief Operating Officer	President and Director
Daniel R. Trolio	Chief Financial Officer	Senior Vice President and Chief Financial Officer
John C. Bombara	Chief Compliance Officer	Senior Vice President, General Counsel and Chief Compliance Officer
Daniel S. Devorsetz	Chief Investment Officer	Senior Vice President and Chief Investment Officer

Recommendation of the Board

The Board believes that the terms and conditions of the New Management Agreement are fair to, and in the best interests of, the Company and its Stockholders. The Board believes that, upon Stockholder approval of Proposal 2, the Advisor will continue providing the same level of services as it currently provides under the Original Management Agreement. The Board was presented with information demonstrating that the New Management Agreement would enable the Stockholders to continue to obtain quality services at a cost that was fair and reasonable.

The Board noted that the terms of the New Management Agreement, including the fees payable thereunder (as such fees may be reduced on the earlier of the approval of Proposal 1 by Stockholders or June 7, 2019), are identical to those of the Original Management Agreement relating to the Company. The Board considered that the services to be provided and the standard of care under the New Management Agreement are the same as the Original Management Agreement. The Board noted the Anchor Interest Reduction also does not alter the Advisor’s responsibilities and that the Advisor had indicated that it did not anticipate any material changes to the services provided to the Company as a result of the Anchor Interest Reduction.

In considering the New Management Agreement, the Board took into consideration (i) the nature, extent and quality of the advisory and other services provided by the Advisor under the Original Management Agreement; (ii) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (iii) the Company’s projected expenses and expense ratio compared to BDCs with similar investment objectives; (iv) any existing and potential sources of indirect income to the Advisor from its relationships with the Company and the profitability of those relationships; (v) information about the services to be performed and the personnel performing such services; (vi) the organizational capability and financial condition of the Advisor and its affiliates; (vii) the Advisor’s practices regarding the selection and compensation of brokers that may execute the Company’s portfolio transactions and the brokers’ provision of brokerage and research services to the Advisor; (viii) the possibility of obtaining similar services from other third party service providers or through an internally managed structure; and (ix) other factors the Board deemed to be relevant. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.

Nature, Extent and Quality of Services Provided

The Board considered the Advisor’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided under the New Management Agreement are identical to those services provided under the Original Management Agreement. In particular, they noted that the Advisor had served as the Company’s investment advisor since its inception in 2010.

In considering the nature, extent and quality of the services to be provided by the Advisor, the Board considered the quality of the Advisor’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer. The Board noted that it had previously reviewed the Advisor’s registration on Form ADV, as well as the response of the Advisor to a detailed series of questions which included, among other things, information about the background and experience of the Advisor’s management and staff. The Board also considered its experience with the Advisor providing investment management services to the Company.

The Board also considered other services to be provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Advisor.

Experience of Management Team and Personnel

The Board discussed the experience of current key personnel of the Advisor. The Board considered that all of the current key portfolio management personnel of the Advisor are currently expected to continue their relationship with the Advisor following effectiveness of the New Management Agreement.

Comparison to Other Business Development Companies

The Board just completed its annual review of the Advisor and the Original Management Agreement under Section 15(c) of the 1940 Act at its July 27, 2018 meeting and renewed the Original Management Agreement at that time. At the same meeting, the Board, including a majority of the Independent Directors, unanimously approved a recommendation to Stockholders to approve the New Management Agreement upon the occurrence of the Anchor Interest Reduction, which is expected to occur in late 2018 or early 2019. Accordingly, the Board of Directors unanimously recommended the Stockholders vote for Proposal 2 to approve the New Management Agreement.

In considering both the renewal of the Original Management Agreement and approving the New Management Agreement, the Board considered the relative value of both agreements’ terms and the relative performance of the Company under the Original Management Agreement to a peer group of relevant peers.

In its annual review of the Original Management Agreement, the Board noted that, at its initial approval in October 2010, the Original Management Agreement’s terms were consistent with advisory contract terms of other externally managed BDCs. Since the Company’s initial public offering in 2010, HTFM has agreed to amend the terms of the Original Management Agreement in favor of Stockholders several times, including in 2014 and most recently, in connection with a proposed reduction of the asset coverage requirements applicable to the Company under the 1940 Act, as outlined in Proposal 1 of this proxy statement. Specifically, HTFM was among the first BDCs to amend an existing advisory agreement to include a total return “look-back” provision that protects Stockholders in the event of underperformance of the Company’s credit portfolio. In addition, in 2015, HTFM eliminated management fees on cash, waived management fees on capital raised in a concurrent equity offering until the distributions by the Company were covered by net investment income and, in connection with a proposed reduction in the asset coverage requirements applicable to the Company under the 1940 Act, HTFM has agreed to lower the base management fee to an annual rate of 1.6% on the amount of total assets less cash and cash equivalents that exceed $250 million. We believe the terms of the Original Management Agreement fall within the range of fees charged by advisers to a broad group of externally managed BDCs presented to the Board, including (1) the base management fee with a step down above $250 million in total assets less cash and cash equivalents, (2) a market hurdle rate on the incentive fee on income, (3) no management fee on uninvested cash and cash equivalents, (4) the inclusion of a total return-based look back feature which limits the payment of incentive fees under certain circumstances, and (5) an income-based Incentive Fee payable only when net investment income exceeds a market hurdle rate.

In considering the appropriate performance metrics by which to benchmark the Company’s performance against its peers, the Board focused on certain factors that it believes are significant drivers of stockholder value. These metrics reflect the income generating potential of each BDC, its return on equity, its ability to cover its distribution payments from net investment income, the relative efficiency of its operations as reflected in its expense ratio, the impact of changes in net asset value, and the total return for a stockholder based upon a BDC’s distributions and changes in its stock price.

Debt Investment Yield – The Company has consistently performed at the high end of the BDC industry in terms of gross debt investment yield. In 2017, the Company ranked second among a broad group of externally managed BDCs with an annual debt investment yield of 15.1%. The Company significantly outperformed its peer group on this performance metric in 2017 when the peers had a median annual debt investment yield of 10.8%.

Net Investment Income as a percent of Net Asset Value – The net earnings power of the Company, as indicated by the ratio of the Company’s net investment income to net asset value, places the Company as an average performer within its peer group. The Company’s ratio of net investment income to net asset value was 9.0% in 2017, which ranked slightly below the peer group median of 9.3%. As an indicator of return on equity, this measure ranks the Company on a par with its peers.

Distribution Coverage – The Company has experienced periods of covering its distributions and falling short of such coverage over the past several quarters. The overall range in the distribution coverage ratio of the Company’s peer group extended from 69% to 126% in 2017. Within its peer group, six out of ten peers fell below 100% distribution coverage in 2017. The Company’s overall distribution coverage of 89% for 2017 was on par with its peer group.

Expense Ratio – Expense ratio performance is heavily influenced by the size of a BDC and the investment and financing strategies it deploys. Within the Company’s peer group, expense ratios ranged from a minimum of 8.0% to a maximum of 15.5% in 2017. The Company’s expense ratio of 9.8% for 2017 was slightly below the median of 10.0% for its peer group.

Total Return to Net Asset Value – In 2017, the total return realized by the Company’s peer group measured as a percentage of net asset value, showed a wide dispersion of -9.7% to 12.9%. The Company’s ratio of total return to net asset value of 6.9% ranked well above the median performance of its peer group of 1.9% for 2017. The three-year and five-year performance of the Company at 8.9% and 21.5%, respectively, were on par with its peer group average of 8.9% and 25.2%, respectively. The Company’s recent performance was better than its peer group average on this important metric.

Total Return to Stock Price – Total return as measured against changes in stock price reflected a wide range of results among the Company’s peer group, ranging from -35.7% to 27.9% in 2017. The Company’s 17.9% total return in 2017 significantly outperformed the virtually flat 0.1% median return for its peer group. The three-year and five-year total return performance of the Company of 8.2% and 20% also outperformed its peer group’s total return to stock price of 6.5% and 13.7%, respectively.

The Board concluded that the Company and HTFM outperformed the Company’s peer group in terms of debt investment yield and important total return benchmarks while performing on par with the peer group in terms of the ratio of net investment income to net asset value, distribution coverage and expense ratio. Noting that the terms of each of the Original Management Agreement and New Management Agreement, are consistent with the terms of existing external management agreements used by a broad set of BDCs reviewed by the Board, the Board concluded that the Original Management Agreement and New Management Agreement each provide a relative value for performance for the Stockholders.

In addition to reviewing the appropriateness of the terms of the Company’s Original Management Agreement and New Management Agreement and the relative performance of HTFM and the Company, the Board considered the differentiated investment strategy of the Company, which focuses on providing senior secured loans to well-sponsored development stage companies in the life science and technology markets. HTFM has a long and established reputation as an important provider of venture loans and key relationships in the venture and technology communities. The Company’s venture lending strategy is one that relies on market knowledge and market access, and the Board believes HTFM is well positioned to provide crucial market knowledge and market access for the benefit of the Stockholders.

Costs of Services Provided and Economies of Scale

The Board considered the costs incurred by the Company and the Advisor to provide services to the Company, the expected costs to be incurred by the Advisor, the profit that the Advisor may realize, and the Advisor’s financial condition. Based on its review, the Board concluded that the Advisor is financially able to provide the Company with the services enumerated in the New Management Agreement. The Board also noted that it does not pay any other fees to the Advisor and that the Advisor does not derive any material indirect benefits from its relationship to the Company.

The Board considered the extent to which economies of scale may be realized as the Company grows, but concluded that the Company will have to grow substantially before any economies of scale may be realized.

Conclusion

No single factor was determinative of the Board’s decision to approve the New Management Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including a majority of the Independent Directors, determined that the New Management Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of our Independent Directors, therefore determined that the approval of the New Management Agreement was in the best interests of the Company and its Stockholders.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT.

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Meeting or that may properly come before the Meeting, apart from the consideration of an adjournment.

If there appear not to be enough votes for a quorum or to approve the proposals at the Meeting, either the presiding officer of the Meeting or a majority of the Stockholders who are represented at the Meeting, in person or by proxy, and entitled to vote may adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought.

ANNUAL AND QUARTERLY REPORTS

Copies of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at the Company’s website at www.horizontechnologyfinancecorp.com or without charge upon request. Please direct your request to Horizon Technology Finance Corporation, Attention: Investor Relations, 312 Farmington Avenue, Farmington, Connecticut 06032, or by calling us collect at 860-676-8654. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2019 Annual Meeting of Stockholders will be held in June 2019, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing addressed to John C. Bombara, Secretary, c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032. Notices of intention to present proposals, including nomination of a director, at the 2019 annual meeting must be received by the Company between December 21, 2018 and 5:00 p.m. Eastern Time on January 20, 2019. In order for a proposal to be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting, the Company must receive the proposal no later than December 21, 2018. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Mr. John C. Bombara
Horizon Technology Finance Corporation
Chief Compliance Officer
312 Farmington Avenue
Farmington, Connecticut 06032

The Audit Committee Chair may be contacted at:

Mr. James J. Bottiglieri

c/o Horizon Technology Finance Corporation

Audit Committee Chair

312 Farmington Avenue

Farmington, Connecticut 06032

You are cordially invited to attend the Company’s Special Meeting of Stockholders in person. Whether or not you plan to attend the Meeting, you are requested to please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or to vote via the Internet, so that you may be represented at the Meeting.

By Order of the Board of Directors,

/s/ John C. Bombara
John C. Bombara
Secretary

Farmington, Connecticut

September 10, 2018

Exhibit A

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (“Agreement”) is made effective as of _______, 201_ by and between HORIZON TECHNOLOGY FINANCE CORPORATION a Delaware Corporation (the “Company”), and HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company is a closed-end management investment fund that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, the Advisor and the Company are parties to a certain Amended and Restated Investment Management Agreement dated as of October 28, 2010, amended effective July 1, 2014, whereby the Advisor furnished investment advisory services to the Company on the terms and conditions set forth therein (the “Existing Agreement”);

WHEREAS, the Company and Advisor wish to enter into this Agreement for the continued provision of investment advisory services by the Advisor to the Company in connection with a change of control of the Advisor;

WHEREAS, the Company desires to continue to retain the Advisor to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Advisor wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Advisor.

(a)           The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions applicable to the Company as set forth in the Company’s filings with the Securities and Exchange Commission; (ii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws; and (iii) for so long as the Company elects to be regulated as a BDC under the Investment Company Act, the Advisor will manage the assets of the Company in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Advisor shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Advisor will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Company’s Board of Directors. If it is necessary for the Advisor to make investments on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act for so long as the Company elects to be regulated as a BDC under the Investment Company Act).

(b)           The Advisor hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)           The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Company. The Company shall be responsible for any compensation payable to any Sub-Advisor.

For so long as the Company elects to be regulated as a BDC under the Investment Company Act, any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d)           The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e)           For so long as the Company elects to be regulated as a BDC under the Investment Company Act, the Advisor shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Company’s Board of Directors such periodic and special reports as the Board may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.

2.	Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Advisor and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions pursuant to that certain Administration Agreement, dated as of October 28, 2010, by and between the Company and Horizon Technology Finance Management LLC, the Company’s Administrator.

3.	Compensation of the Advisor.

The Company agrees to pay, and the Advisor agrees to accept, as compensation for the services provided by the Advisor hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or the Company may adopt a deferred compensation plan pursuant to which the Advisor may elect to defer all or a portion of its fees hereunder for a specified period of time.

(a)           As of the date hereof, the Base Management Fee shall be calculated at an annual rate of 2.00% of the Company’s gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage. From and after the first date on which the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act apply to the Company, the Base Management Fee shall be calculated at an annual rate of 2.00% of the Company’s gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage; provided, that, to the extent the Company’s gross assets (less cash and cash equivalents) exceed $250 million, the Base Management Fee on the amount of such excess over $250 million shall be calculated at an annual rate of 1.60% of the Company’s gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage. Base Management Fees shall be payable monthly in arrears and shall be appropriately prorated for any partial month.

(b)           The Incentive Fee shall consist of two parts, as follows:

(i)	One part, which is subject to the Incentive Fee Cap and Deferral Mechanism (as defined under Section 3(b)(ii) below), will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, shall be compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The Company’s pre-Incentive Fee net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 2.00% Base Management Fee. The Company shall pay the Advisor an Incentive Fee with respect to the Company’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s pre-Incentive Fee net investment income does not exceed the hurdle rate of 1.75%; (2) 100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); the portion of the Company’s pre-Incentive Fee net investment income (which exceeds the hurdle but is less than 2.1875%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with 20% of the Company’s pre-Incentive Fee net investment income as if a hurdle did not apply if the Company’s pre-Incentive Fee net investment income exceeds 2.1875% in any calendar quarter; and (3) 20% of the amount of the Company’s pre-Incentive Fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) payable to the Advisor (once the hurdle is reached and the catch-up is achieved, 20% of all pre-Incentive Fee net investment income thereafter is allocated to the Advisor). These calculations shall be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

(ii)	Fee Cap and Deferral Mechanism. Commencing with the calendar quarter beginning July 1, 2014, the Incentive Fee specified in Section 3(b)(i) above shall be subject to a fee cap and deferral mechanism which will be determined based upon a look-back period of up to three years. For this purpose, the Incentive Fee look-back period (the “Incentive Fee Look-back Period”) shall commence on July 1, 2014 and shall increase by one quarter in length at the end of each of the 12 succeeding calendar quarters, after which time, the Incentive Fee Look-back period shall include the relevant calendar quarter and the 11 full preceding calendar quarters. Each quarterly Incentive Fee payable under Section 3(b)(i) is subject to a cap (the “Incentive Fee Cap”) and a deferral mechanism through which the Advisor may recoup a portion of such deferred Incentive Fee (collectively, the “Incentive Fee Cap and Deferral Mechanism”). The “Incentive Fee Cap” is equal to (a) 20.0% of Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period less (b) cumulative Incentive Fees of any kind paid to the Advisor during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any calendar quarter, the Company shall pay no Incentive Fee under Section 3(b)(i) to the Advisor in that quarter. To the extent that the payment of Incentive Fee under Section 3(b)(i) is limited by the Incentive Fee Cap, the payment of such fees shall be deferred and paid in subsequent calendar quarters up to three years after their date of deferment, subject to applicable limitations included herein. The Company shall only pay Incentive Fees under Section 3(b)(i) to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. “Cumulative Pre-Incentive Fee Net Return” during any Incentive Fee Look-back Period means the sum of (a) pre-Incentive Fee net investment income and the Base Management Fee for each calendar quarter during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains and losses, cumulative unrealized capital appreciation and cumulative unrealized capital depreciation during the applicable Incentive Fee Look-back Period.

(iii)	The second part of the Incentive Fee (the “Capital Gains Fee”) shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing on December 31, 2010, and will equal 20.0% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s election to be a BDC through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the amount of any previously paid capital gain Incentive Fees, with respect to each of the investments in our portfolio; provided that the Incentive Fee determined as of December 31, 2010 shall be calculated for a period of shorter than twelve calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the Company’s election to be a BDC. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

4.	Covenants of the Advisor.

The Advisor covenants that it is registered as an investment adviser under the Advisers Act. The Advisor agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions.

The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6.	Limitations on the Employment of the Advisor.

The services of the Advisor to the Company are not exclusive, and the Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Advisor is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Advisor or under the control or direction of the Advisor, even if paid by the Advisor.

8.	Limitation of Liability of the Advisor; Indemnification.

The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services for so long as the Company elects to be regulated as a BDC under the Investment Company Act), and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder for so long as the Company elects to be regulated as a BDC under the Investment Company Act).

9.	Effectiveness, Duration and Termination of Agreement.

(a)           This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for an indefinite period; provided, however, for so long as the Company elects to be regulated as a BDC under the Investment Company Act, then this Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s Directors or by the Advisor. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.

(b)           For so long as the Company elects to be regulated as a BDC under the Investment Company Act:

(i)	This Agreement shall continue in effect for one year from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Company’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act;

(ii)	The Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor;

(iii)	This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(c)           The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.

10.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	Amendments.

This Agreement may be amended by mutual consent. For so long as the Company elects to be regulated as a BDC under the Investment Company Act, the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. For so long as the Company elects to be regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

HORIZON TECHNOLOGY FINANCE CORPORATION

By:
	Name:	Robert D. Pomeroy, Jr
	Title:	Chief Executive Officer

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:
	Name:	Robert D. Pomeroy, Jr.
	Title:	Chief Executive Officer

[Signature page to 2018 Investment Management Agreement]

HORIZON TECHNOLOGY FINANCE CORPORATION 312 FARMINGTON AVENUE FARMINGTON, CT 06032 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. – COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain For Against Abstain 1 To approve the application to the Company, of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, which would permit the Company to reduce the asset coverage requirements applicable to the Company from 200% to 150%, such that the Company would have a debt to equity ratio of a maximum of 2.0x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a current maximum of 1.0x (i.e., $1 of debt outstanding for each $1 of equity). 2 To approve a new investment management agreement between the Company and Horizon Technology Finance Management LLC, the Company's investment advisor. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000387807_1 R1.0.1.17 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com HORIZON TECHNOLOGY FINANCE CORPORATION Special Meeting of Stockholders October 11, 2018 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Robert D. Pomeroy Jr. and Daniel R. Trolio, or either one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all of the shares of common stock of Horizon Technology Finance Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, located at 312 Farmington Avenue, Farmington, Connecticut 06032, on October 11, 2018 at 10:00 AM, Eastern Time, and at all adjournments thereof, as indicated on this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000387807_2 R1.0.1.17